Filed Pursuant to Rule 424(b)(3)
Registration No. 333-288995
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion
Preliminary Prospectus Supplement dated July 28, 2025
Preliminary Prospectus Supplement
(To Prospectus dated July 28, 2025)
4,300,000 Shares

VeriSign, Inc.
Common Stock
The selling stockholders identified in this prospectus supplement are offering 4,300,000 shares of our common stock, par value $0.001 per share. We are not selling any shares in this offering and will not receive any of the proceeds from the sale of the shares by the selling stockholders.
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the ticker symbol “VRSN.” On July 25, 2025, the last reported sales price of our common stock on Nasdaq was $305.79 per share.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and the risk factors described in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 for a discussion of certain risks that you should consider in connection with an investment in shares of our common stock.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price(1)	$	$
Underwriting discount	$	$
Proceeds, before expenses, to the selling stockholders(1)	$	$

(1)	See “Underwriting” for additional information regarding underwriting compensation.
The selling stockholders have granted the underwriter an option to purchase up to an aggregate of 515,032 additional shares from the selling stockholders at the public offering price in this offering, less the underwriting discounts and commissions, for a period of 30 days following the date of this prospectus supplement.
The underwriter expects to deliver the shares of our common stock against payment on or about    , 2025.
J.P. Morgan
    , 2025

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We, the selling stockholders and the underwriter have not authorized anyone to provide you with different information. The selling stockholders and the underwriter are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder shall under any circumstances imply that the information in this prospectus supplement is correct as of any date subsequent to the date on the cover of this prospectus supplement or that the information contained in the accompanying prospectus is correct as of any date subsequent to the date on the cover of the accompanying prospectus.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents identified under the captions “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
If the information set forth or incorporated by reference in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement.
The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or of any sale of shares of common stock.
Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
Except where the context otherwise requires or indicates, in this prospectus supplement the terms “Verisign,” “Company,” “us,” “we” and “our” refer to VeriSign, Inc. and its consolidated subsidiaries.
S-ii

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain or incorporate by reference certain statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties, including, among other things, statements regarding the Company’s dividend program and our expectations about the sufficiency of our existing cash, cash equivalents and marketable securities, and funds generated from operations, together with our borrowing capacity under the credit agreement, dated as of December 6, 2023, among the Company, any borrowing subsidiaries of the Company that are from time to time made party thereto, JPMorgan Chase Bank, N.A., as the administrative agent, and the lenders party thereto. Forward-looking statements include, among others, those statements including the words “expects,” “anticipates,” “intends,” “believes” and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.
All statements, other than statements of historical facts, included in this prospectus supplement that address activities, events, or developments that we expect, believe, or anticipate will exist or may occur in the future, are forward-looking statements. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, the following:
•	attempted security breaches, cyber-attacks, and Distributed Denial of Service attacks against our systems and services;
•	the introduction of undetected or unknown defects in our systems or services;
•	vulnerabilities in the global routing system;
•	system interruptions or system failures;
•	damage to our data centers or our data center systems or resolution systems;
•
risks arising from our operation of root servers and our performance of the Root Zone Maintainer functions under the Root Zone Maintainer Service Agreement with the Internet Corporation for Assigned Names and Numbers (“ICANN”);

•	any loss or modification of our right to operate the .com and .net generic top-level domains (“gTLDs”);
•	changes or challenges to the pricing provisions of the .com Registry Agreement;
•	new or existing governmental laws and regulations in the U.S. or other applicable non-U.S. jurisdictions;
•	new laws, regulations, directives or ICANN policies that require us to obtain and maintain personal information of registrants;
•	economic, legal and political risks associated with our international operations;
•	the impact of unfavorable tax rules and regulations;
•	risks from the adoption of ICANN’s consensus and temporary policies, technical standards and other processes;
•	the weakening of or changes to the multi-stakeholder form of internet governance;
•	the outcome of claims, lawsuits, audits or investigations;
•	lower economic growth;
•	our ability to compete in the highly competitive business environment in which we operate;
•	changes in internet practices and behavior and the adoption of substitute technologies, or the negative impact of wholesale price increases;
S-iii

•	our ability to expand our services into developing and emerging economies;
•	our ability to maintain strong relationships with registrars and their resellers;
•	our ability to attract, retain and motivate our highly skilled employees;
•	our ability to pay dividends on our common stock in the future; and
•	our ability to protect and enforce our intellectual property rights.
In addition, factors that might cause or contribute to such differences include, but are not limited to, those discussed under the heading “Risk Factors” in this prospectus supplement, in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”) and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 (the “Q1 2025 Form 10-Q”) and June 30, 2025 (the “Q2 2025 Form 10-Q”). See also “Incorporation of Certain Documents by Reference.” The Company undertakes no obligation to update publicly or revise any of the forward-looking statements after the date of this prospectus supplement, whether as a result of the new information, future events, or otherwise, except as required by law.
Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. In addition to causing our actual results to differ, the factors listed above and described in the documents incorporated by reference herein may cause our intentions to change from those statements of intention set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above and described in the documents incorporated by reference herein, that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include the risks set forth under the caption “Risk Factors” in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
TRADEMARKS
VERISIGN, the VERISIGN logo, and certain other product or service names are registered or unregistered trademarks in the U.S. and other countries. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement are without the ® and TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, service marks and trade names. Other trademarks, service marks and trade names used in this prospectus supplement may be trademarks of their respective owners.
DOMAIN NAME BASE INFORMATION
Pursuant to our agreements with ICANN, Verisign makes available files containing all active domain names registered in the .com and .net registries. Further, we also make available a summary of the active zone count registered in the .com and .net registries and the number of .com and .net domain name registrations in the domain name base. The zone counts and information on how to obtain access to the zone files can be found at https://www.Verisign.com/zone. The domain name base is the active zone plus the number of domain names that are registered but not configured for use in the respective top-level domain zone file plus the number of domain names that are in a client or server hold status. The domain name base may also reflect compensated or uncompensated judicial or administrative actions to add or remove from the active zone an immaterial number of domain names. These files and the related summary data are updated at least once per day. The update times may vary each day. The number of domain names provided or incorporated by reference in this prospectus supplement is as of midnight of the date reported. The information available on, or accessible through, our website is not incorporated herein by reference.
S-iv

SUMMARY
This summary may not contain all the information that may be important to you. You should read this entire prospectus supplement and those documents contained elsewhere and incorporated by reference into the prospectus supplement, including the risk factors and the financial statements and related notes incorporated by reference in this prospectus supplement, before making an investment decision.
The Company
We are a global provider of critical internet infrastructure and domain name registry services, enabling internet navigation for many of the world’s most recognized domain names. We help enable the security, stability, and resiliency of the Domain Name System (“DNS”) and the internet by providing Root Zone Maintainer Services, operating two of the thirteen global internet root servers, and providing registration services and authoritative resolution for the .com and .net gTLDs, which support the majority of global e-commerce.
As of June 30, 2025, we had 170.5 million .com and .net registrations in the domain name base. The number of domain names registered is largely driven by continued growth in online advertising, e-commerce, and the number of internet users, which is partially driven by greater availability of internet access, as well as marketing activities carried out by us and our registrars. The number of domain name registrations under our management may be negatively impacted by certain factors, including overall economic conditions, competition from country code top-level domains (“ccTLDs”), other gTLDs, services that offer alternatives for an online presence, such as social media and artificial intelligence, and ongoing changes in the internet practices and behaviors of consumers and businesses. Factors such as the evolving practices and preferences of internet users, and how they navigate the internet, as well as the motivation of domain name registrants and how they will manage their investment in domain names, can negatively impact our business and the demand for new domain name registrations and renewals.
Verisign was incorporated in Delaware on April 12, 1995. Our principal executive offices are located at 12061 Bluemont Way, Reston, Virginia 20190. Our telephone number at that address is (703) 948-3200. Our common stock is traded on Nasdaq under the ticker symbol VRSN. Our primary website is https://www.Verisign.com. The information available on, or accessible through, this website is not incorporated in this prospectus supplement by reference.
Services
We operate the authoritative directory, for all .com, .net, and .name gTLDs, as well as for certain transliterations of .com and .net in a number of different native languages and scripts (internationalized generic top-level domains, “IDN gTLDs”). We also operate the authoritative directory for the .cc TLD. We operate the technical or back-end systems for .edu and certain other gTLDs. As the registry or service provider for these top-level domains, our services allow individuals and organizations to establish their online identities, while providing the secure, always-on access they need to communicate and transact reliably with online audiences.
We operate the .com, .net, and .name gTLDs and the IDN gTLDs under registry agreements with ICANN and also, with respect to the .com gTLD, a Cooperative Agreement with the U.S. Department of Commerce. We operate the .cc ccTLD under an agreement with Cocos (Keeling) Islands. Under separate agreements, we provide technical or back-end services for .edu and for certain other gTLDs.
We also perform the Root Zone Maintainer function under an agreement with ICANN for the core of the internet’s DNS and operate two of the thirteen root zone servers that contain authoritative data for the top of the DNS hierarchy.
Our global constellation of DNS servers provides internet protocol address information in response to queries, enabling the use of browsers, email systems, and other systems on the internet. In addition, we own and maintain our shared registration system that allows registrars to enter new second-level domain names into Verisign-operated central directories and to submit modifications, transfers, re-registrations, and deletions for existing second-level domain names.
Domain names in the registries we operate can be registered for between one and 10 years. Unlike other gTLDs, the prices we charge for .com, .net and .name domain name registrations are subject to restrictions in our agreements with ICANN and our prices may be increased only according to those restrictions. Retail pricing for these domain name registrations is established by registrars. For .com domain name registrations, we pay ICANN on a quarterly basis $0.2575 for each annual domain name registration and a fixed fee of $6,250. For .name domain name registrations, we pay ICANN on a quarterly basis $0.25 for each annual domain name registration. For .net domain name registrations, we remit to ICANN a $0.75 fee per annual domain name registration that is collected from registrars.
Revenues for .cc domain names and our IDN gTLDs are based on prices that are not subject to the same pricing restrictions as those for the .com, .net and .name gTLDs. The fees for our performance of technical or back-end services for .edu and certain other gTLDs are based on the terms of our agreements with those respective businesses.
Operations Infrastructure
Our main operations infrastructure consists of secure data centers in Dulles, Virginia; Ashburn, Virginia; and New Castle, Delaware; as well as more than 200 other points of presence around the world. Our domain name servers refer requestors to the associated authoritative name servers for second level domains in the registries we operate or support, thus enabling DNS resolution for .com and .net domain names and for domain names in the other registries that we operate, or for which we provide technical or back-end services. Our servers process hundreds of billions of transactions daily. Our operations infrastructure operates continuously, supporting the security, integrity and availability of our services, which are critical for our business and internet users. The performance and availability of our infrastructure are critical for our business. Key features of our operations infrastructure include:
•
Distributed Servers: We operate a large number of high-speed servers globally to support localized transaction volume and performance demands. In conjunction with our proprietary software, processes and procedures, this purpose-built global constellation of servers offers rapid failover, global and local load balancing, and threshold monitoring on critical servers.

•
Networking: We deploy and maintain a redundant and diverse global network, maintain high-speed, redundant connections to numerous internet service providers, and maintain network interconnection relationships globally to ensure that our critical services are readily accessible to end users.

•
Security and Availability: We incorporate architectural concepts such as protected domains, restricted nodes, and distributed access control in our system architecture. In addition, we employ firewalls and intrusion detection software, endpoint and network detection and response systems as well as proprietary security mechanisms at many points across our infrastructure. We perform continuous internal vulnerability testing and periodic controls audits, and also contract with third-party security organizations to perform periodic penetration tests and security risk assessments on our systems. We have engineered resiliency and diversity into how we host classes of products throughout our set of interconnected sites to reduce the risk of unknown vendor defects and zero-day security vulnerabilities.

•	Data Integrity: We use several proprietary systemic integrity checks and validations to ensure data correctness when updating and publishing the DNS records for the registries we operate.
We continuously seek to enhance our infrastructure and capabilities to support both normal and peak system load plus attack volumes based on historical experience, as well as to address projected internet attack trends.
Call Centers and Service Desk: We provide customer support services over the phone, by email and through web-based self-help systems. Our support teams are staffed with trained technical customer support personnel. Support is available for customers 24 hours a day.
Operations Support and Monitoring: Through our network operations center, we have an extensive monitoring capability that enables us to track the status and performance of our critical systems, network and services. Our network operations center monitors our systems continuously.
Disaster Recovery Plans: We have disaster recovery and business continuity capabilities that are designed to deal with the loss of entire data centers and other facilities. We maintain data centers with mirrored services that allow failover with no data loss and no loss of function or capacity. Our critical data services (including domain name registration) use advanced storage systems and techniques such as synchronous mirroring and remote replication to our global resolution sites to provide data protection. We periodically operate services at alternate data centers during maintenance windows to ensure the availability of our data centers for disaster recovery.

THE OFFERING
The following summary contains basic information about the offering and is not intended to be complete.
Common Stock Offered by the Selling Stockholders
4,300,000 shares (or 4,815,032 shares if the underwriter exercises its option to purchase additional shares of our common stock from the selling stockholders in this offering in full).
Underwriter’s Option to Purchase Additional Shares of Common Stock from the Selling Stockholders
The selling stockholders have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to 515,032 additional shares of our common stock from the selling stockholders in this offering at the public offering price less the underwriting discounts and commissions. See “Underwriting.”
Common Stock to be Outstanding after this Offering
93,562,842 shares
Use of Proceeds
The selling stockholders will receive all of the net proceeds from this offering. We will not receive any proceeds from the sale of shares in this offering. See the sections titled “Use of Proceeds” beginning on page S-7 of this prospectus supplement and “Selling Stockholders” beginning on page S-9 of this prospectus supplement.
Risk Factors
Investing in our common stock involves certain risks. See the section titled “Risk Factors” beginning on page S-5 of this prospectus supplement and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein for a discussion of factors you should carefully consider before deciding whether to invest in shares of our common stock.
NASDAQ Global Select Market Symbol
“VRSN”
Dividend Policy
On July 22, 2025, our Board of Directors declared a cash dividend of $0.77 per share of our outstanding common stock to stockholders of record as of the close of business on August 19, 2025, payable on August 27, 2025. We intend to continue to pay a cash dividend on a quarterly basis, subject to market conditions and approval by our Board of Directors.
Lock-Up
The selling stockholders and the directors and executive officers of our Company (collectively representing beneficial ownership of 13,860,642 shares of our common stock before and 9,560,642 shares after completion of this offering, or approximately 14.8% of the outstanding shares of our common stock before completion of this offering and 10.2% after completion of this offering) and we have agreed with the underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable for shares of our common stock without the prior written consent of the underwriter for a period of 365 days, in the case of the selling stockholders, and 90 days, in the case of the Company and certain of our directors and executive officers, after the date of this prospectus supplement.
The number of shares of our common stock outstanding prior to and following this offering is based on 93,562,842 shares of our common stock outstanding as of June 30, 2025, and excludes:
•	801,470 shares of common stock issuable upon the settlement of restricted stock units outstanding as of June 30, 2025,
•	8,962,110 shares of common stock reserved for future issuance under our equity compensation plans as of June 30, 2025, and
•	168,823 shares of common stock repurchased by the Company after June 30, 2025.
Unless otherwise indicated, all information in this prospectus supplement assumes:
•	no settlement of the outstanding RSUs referred to above; and
•	no exercise of the underwriter’s option to purchase additional shares from the selling stockholders.

RISK FACTORS
You should carefully consider the risks and uncertainties and the other information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information under “Risk Factors” in Item 1A of our 2024 Form 10-K and Q1 2025 Form 10-Q incorporated by reference herein, in evaluating our business and an investment in shares of our common stock. The risks and uncertainties described herein and incorporated by reference are not the only ones we face. Additional risks and uncertainties that we do not presently know about, or that we currently believe are immaterial, may also adversely impact our business. Events relating to any of these risks as well as other risks and uncertainties could seriously harm our business, financial condition and results of operations. In such a case, the trading price of our common stock could decline, causing you to lose all or part of your investment.
Risks Related to this Offering and An Investment in Our Common Stock
Substantial future sales of shares of our common stock could cause the market price of our common stock to decline, which may have an adverse effect on our financial condition and results of operations.
Sales of a substantial number of shares of our common stock, particularly sales by our directors, executive officers and significant stockholders, or the perception that these sales might occur, could depress the market price of our common stock. Additionally, our directors, executive officers, and employees hold time-based and performance-based restricted stock units under our equity incentive plans. Those shares and the shares reserved for future issuance under our equity incentive plans are and will become eligible for sale in the public market, subject to certain legal and contractual limitations. We are unable to predict the effect that such sales related to the foregoing may have on the prevailing market price of our common stock.
Provisions of Delaware law, our certificate of incorporation and our bylaws may prevent or delay an acquisition of our company, which could decrease the market price of our common stock.
Various provisions contained in our amended and restated certificate of incorporation, our bylaws and Delaware law could delay or discourage some transactions involving an actual or potential change in control of Verisign or our management and may limit the ability of our stockholders to remove current management or approve transactions that our stockholders may deem to be in their best interests. Provisions in our amended and restated certificate of incorporation and our bylaws:
•	authorize our board of directors to establish one or more series of undesignated preferred stock, the terms of which can be determined by our board of directors at the time of issuance;
•	do not authorize cumulative voting;
•	authorize our board of directors, subject to certain exceptions, to alter, amend or repeal any bylaw;
•
provide that special meetings of our stockholders may be called only by the chairman of our board of directors, the president, our board of directors, or our secretary (acting as a representative of the stockholders) whenever a stockholder or group of stockholders owning at least 10% in the aggregate of the capital stock issued, outstanding and entitled to vote, and who held that amount in a net long position continuously for at least one year, so request in writing;

•	provide that our stockholders may take action only at a duly called meeting and not by written consent;
•	in connection with stockholder meetings, provide an advanced written notice procedure with respect to stockholder nomination for directors and bringing other business; and
•
provide that our directors may fill any vacancies on our board of directors, including newly created board seats resulting from an increase in the authorized number of directors and vacancies resulting from the death, resignation, or other cause.

In addition, we are subject to Section 203 of the Delaware General Corporation Law, which regulates, subject to some exceptions, acquisitions of publicly held Delaware corporations. In general, Section 203 prohibits us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person becomes an interested stockholder, unless:
•	our board of directors approved the business combination or the transaction in which the person became an interested stockholder prior to the date the person attained this status;
•
upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to the date the person became an interested stockholder, our board of directors approved the business combination and the stockholders other than the interested stockholder authorized the transaction at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding stock not owned by the interested stockholder.

Section 203 defines a “business combination” to include:
•	any merger or consolidation involving us and the interested stockholder;
•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of our assets;
•	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder;
•	any transaction involving us that has the effect of increasing the proportionate share of our stock owned by the interested stockholders; and
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.
In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.

USE OF PROCEEDS
The selling stockholders will receive all of the net proceeds from the sale of the common stock offered by this prospectus supplement. We will not receive any proceeds from the sale of the common stock by the selling stockholders. See “Selling Stockholders.” The selling stockholders will pay all of their own fees and expenses in connection with the offering and have agreed to pay up to $750,000 of the Company's fees and expenses in connection with the offering.

DIVIDEND POLICY
Holders of shares of our common stock are entitled to receive dividends when and if declared by our Board of Directors. On July 22, 2025, our Board of Directors declared a cash dividend of $0.77 per share of our outstanding common stock to stockholders of record as of the close of business on August 19, 2025, payable on August 27, 2025. We intend to continue to pay a cash dividend on a quarterly basis, subject to market conditions and approval by our Board of Directors.

SELLING STOCKHOLDERS
The table below sets forth (i) the name of the selling stockholders, (ii) the number of shares of common stock that the selling stockholders beneficially owned as of June 30, 2025, (iii) the number of shares of common stock proposed to be sold in this offering by the selling stockholders (inclusive of the shares that may be sold by the selling stockholders if the underwriter exercises in full its option to purchase additional shares from the selling stockholders in this offering), and (iv) the number of shares of common stock that will be beneficially owned by the selling stockholders following this offering, with and without exercise of the underwriter’s option to purchase 515,032 additional shares in this offering, assuming that the shares offered hereunder are sold as contemplated herein.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.
All information with respect to common stock ownership of the selling stockholders was furnished by the selling stockholders and is as of June 30, 2025, and assumes 93,562,842 shares of common stock outstanding as of June 30, 2025.

Name of Selling Stockholders	Number of Shares of Common Stock Beneficially Owned Prior to this Offering		Number of Shares of Common Stock Offered Hereby	Number of Shares of Common Stock Beneficially Owned After this Offering
				No Exercise of Option to Purchase Additional Shares		Full Exercise of Option to Purchase Additional Shares
	Number	Percentage		Number	Percentage	Number	Percentage
Entities Affiliated with Berkshire Hathaway Inc.(1)	13,271,457	14.2%	4,815,032	8,971,457	9.6%	8,456,425	9.0%

(1)
Includes 4,815,032 total shares of common stock owned by the selling stockholders in this offering, consisting of 1,015,032 shares of common stock owned by Berkshire Hathaway Consolidated Pension Plan Master Trust and 3,800,000 shares of common stock owned by Burlington Northern Santa Fe, LLC Master Retirement Trust. Other affiliates of Berkshire Hathaway Inc. collectively own 8,456,425 shares of common stock. Affiliates of Berkshire Hathaway Inc. have owned shares of common stock since 2012. Berkshire Hathaway Inc. directs the investments of Berkshire Hathaway Consolidated Pension Plan Master Trust and Burlington Northern Santa Fe, LLC Master Retirement Trust. The principal business address of Berkshire Hathaway Consolidated Pension Plan Master Trust is Berkshire Hathaway Consolidated Pension Plan Master Trust, c/o Berkshire Hathaway Inc., 3555 Farnam Street, Omaha, NE 68131. The principal business address of Burlington Nothern Santa Fe, LLC Master Retirement Trust is BNSF Master Retirement Trust, c/o BNSF Railway, 2650 Lou Menk Drive, Fort Worth, TX 76131.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of certain material U.S. federal income tax considerations generally applicable to the ownership and disposition of our common stock. This summary is based upon U.S. federal income tax law as of the date of this prospectus supplement, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all potential tax considerations that may be important to particular investors in light of their individual circumstances, including, without limitation:
•	banks, insurance companies or other financial institutions;
•	tax-exempt entities or governmental organizations;
•	brokers, traders or dealers in securities or currencies;
•	persons that own, or are deemed to own, more than five percent of our capital stock;
•	U.S. expatriates and certain former citizens or long-term residents of the United States;
•	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;
•	persons that have elected the mark-to-market method of tax accounting,
•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, for investment purposes);
•	partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes (or investors in any such entities);
•	persons deemed to sell our common stock under the constructive sale provisions of the Code;
•	regulated investment companies or real estate investment trusts;
•	pension plans or funds, or an entity that is wholly owned by a pension plan or fund;
•	persons that will hold our common stock in an individual retirement account, 401(k) plan or similar tax-favored account;
•	controlled foreign corporations;
•	passive foreign investment companies; or
•	persons that acquire our securities as compensation for services.
In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax or alternative minimum taxes. No assurance can be given that the Internal Revenue Service (“IRS”) would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below.
For purposes of this summary, a “U.S. Holder” is a beneficial holder of common stock that, for U.S. federal income tax purposes is:
1.	an individual who is a United States citizen or resident of the United States;
2.
a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

3.	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or
4.
a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A “non-U.S. Holder” is a beneficial holder of common stock that is neither a U.S. Holder nor a partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

The tax treatment of a partner in a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that holds our securities generally will depend on the status of the partner and the activities of the partnership. Partnerships holding our securities and the partners in such partnerships should consult their own tax advisors regarding the U.S. federal income tax consequences applicable to them.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.
U.S. Holders
Distributions
Distributions of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock will generally be treated as a dividend to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s basis in its common stock and, to the extent the amount of the distribution exceeds a U.S. Holder’s adjusted tax basis in such securities, the excess will be treated as gain from the disposition of such security (the tax treatment of which is discussed below under “U.S. Holders — Sale, Exchange or Other Taxable Disposition of Our Common Stock”).
Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requirements relating to the requisite holding period are satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that currently are subject to tax at preferential long-term capital gains rates.
Sale, Exchange or Other Taxable Disposition of Our Securities
Upon a sale, exchange (other than by exercise) or other taxable disposition of our securities, a U.S. Holder will generally recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such sale, exchange or disposition and (2) the U.S. Holder’s tax basis in the security. Such gain or loss will generally be treated as long-term capital gain or loss if the security is held by the U.S. Holder for more than one year at the time of such sale, exchange or disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders generally are taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.
Information Reporting and Backup Withholding
In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale, exchange or other taxable disposition of our securities, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, typically on an IRS Form W-9, or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. Holders
Distributions
Distributions to a non-U.S. Holder with respect to shares of our common stock that is treated as a dividend for U.S. federal income tax purposes will generally be subject to withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). To obtain the benefit of a reduced rate under an applicable income tax treaty, a non-U.S. Holder must certify as to its non-U.S. status, that no withholding is required pursuant to the Foreign Account Tax Compliance Act (“FATCA”) (discussed below), and to such right under the applicable income tax treaty on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E. If, however, a non-U.S. Holder provides an IRS Form W-8ECI, certifying that the dividend is effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base maintained by the non-U.S. Holder in the United States), the dividend will not be subject to withholding. Instead, such dividends are subject to U.S. federal income tax at regular rates applicable to U.S. persons generally and, for corporate holders, may also be subject to a 30% “branch profits tax” unless the non-U.S. Holder qualifies for a lower rate under an applicable U.S. income tax treaty.
Sale, Exchange or Other Taxable Disposition of Our Common Stock
Subject to the discussions below regarding FATCA and backup withholding, a non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock unless:
•
the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or
•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes during a specified period and certain other requirements are met. We do not expect to be a “United States real property holding corporation” for U.S. federal income tax purposes, but there can be no assurance in that regard.

Gain described in the first bullet point above will be subject to tax at the generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties. If the third bullet point above applies to a non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock will be subject to tax at the generally applicable U.S. federal income tax rates, and certain withholding requirements may apply. Each non-U.S. Holder is urged to consult its tax advisor regarding the application of these rules.
Foreign Account Tax Compliance Act
Under FATCA, withholding at a rate of 30% will generally be required on dividends in respect of shares of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the U.S. Department of the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares (or pre-funded warrants) or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, (ii) complies with the terms of an intergovernmental agreement between the United States and an applicable foreign country or (iii) otherwise qualifies for an exemption. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of shares of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to investors in respect of any amounts withheld. Withholding under FATCA may also apply to payments of gross proceeds from a sale or other disposition of our securities. However, under proposed Treasury regulations, withholding on gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued. If withholding under FATCA is required on any payment in respect of our securities, non-U.S. investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) may be required to seek a refund or credit from the IRS. Each non-U.S. Holder is urged to consult its tax advisor regarding the possible implications of FATCA on such holder’s investment in our securities.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale, exchange or other taxable disposition of our common stock. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the respective non-U.S. Holder resides under the provisions of an applicable income tax treaty. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a “United States person” within the meaning of Section 7701(a)(30) of the Code in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
Each non-U.S. Holder is urged to consult its tax advisor regarding the application of information reporting and backup withholding to such non-U.S. Holder.

UNDERWRITING
Under the terms and subject to the conditions in the underwriting agreement that we and the selling stockholders will enter into with the underwriter on the date of this prospectus supplement, the underwriter named below has agreed to purchase, and each selling stockholder has agreed to sell to the underwriter, the number of shares set forth opposite its name below:

Underwriter	Number of Shares
J.P. Morgan Securities LLC	4,300,000
Total	4,300,000

The underwriter is offering the shares of common stock subject to its receipt and acceptance of the shares from the selling stockholders. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. The underwriter has agreed to purchase the shares of our common stock from the selling stockholders at a price of $    per share, which will result in aggregate proceeds of $    to the selling stockholders before expenses.
We have been advised by the underwriter that it proposes to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement. If all the shares of common stock are not sold at the public offering price, the underwriter may change the offering price and the other selling terms. The following table shows the underwriting discounts and commissions that the selling stockholders will pay to the underwriter in connection with this offering. The underwriter may allow dealers concessions not in excess of $    per share of common stock and the dealers may re-allow a concession not in excess of $    per share of common stock to other dealers.
The following table shows the underwriting discount that the selling stockholders will pay to the underwriter in connection with this offering, assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares:

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $   . The selling stockholders will pay all of their own fees and expenses in connection with the offering and have agreed to pay up to $750,000 of the Company's fees and expenses in connection with the offering.
The prospectus supplement and accompanying prospectus may be made available in electronic format on the websites maintained by the underwriter, or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares to the underwriter and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members, if any, that may make Internet distributions on the same basis as other allocations.
Option to Purchase Additional Shares
The underwriter has an option to buy up to 515,032 additional shares of our common stock from the selling stockholders in this offering to cover sales of shares by the underwriter which exceed the number of shares specified in the table above. The underwriter has 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any additional shares of our common stock are purchased in this offering, the underwriter will offer the additional shares on the same terms as those on which the shares are being offered.

No Sales of Similar Securities
We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, loan, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 90 days after the date of this prospectus supplement, subject to certain exceptions, other than the shares of our common stock to be sold in this offering.
The restrictions on our actions, as described above, will not apply to certain transactions, including (i) the issuance of shares of common stock or securities convertible into or exercisable for shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus supplement; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan or employee stock purchase plan in effect as of the closing date of this offering and described in this prospectus supplement, provided that such recipients enter into a lock-up agreement with the underwriter; or (iii) our filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus supplement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.
Our directors and executive officers and the selling stockholders (collectively representing beneficial ownership of 13,860,642 shares of our common stock before and 9,560,642 shares after completion of this offering, or approximately 14.8% of the outstanding shares of our common stock before completion of this offering and 10.2% after completion of this offering) (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 90 days, in the case of our directors and executive officers, and 365 days in the case of the selling stockholders, after the date of this prospectus supplement (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of J.P. Morgan Securities LLC (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option (collectively with the common stock, the “lock-up securities”)), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (4) publicly disclose the intention to do any of the foregoing. Such persons or entities will further acknowledge that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriter and the lock-up parties will not apply, subject in certain cases to various conditions, to certain transactions, including
(a) transfers of lock-up securities: (i) as bona fide gifts, or for bona fide estate planning purposes; (ii) by will or intestacy; (iii) to any trust for the direct or indirect benefit of the lock-up party or any immediate family member; (iv) to a partnership, limited liability company or other entity of which the lock-up party and its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests; (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv); (vi) in the case of a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates or (B) as part of a distribution to members or stockholders of the lock-up party; (vii) by operation of law; (viii) to us from an employee upon death, disability or termination of employment of such employee; (ix) as part of a sale of lock-up securities acquired in open market transactions after the completion of this offering; (x) pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer or disposition of shares of common stock that is existing as of the date of the underwriting agreement; (xi) to us in connection with the vesting, settlement or exercise of restricted stock units, options or other rights to purchase shares of our common stock (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments; (xii) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our Board and made to all stockholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph or (xiii) in the case of Berkshire Hathaway Inc. only, pursuant to any pledge, hypothecation or the grant of any security interests in shares of Common Stock in connection with any margin loan or other loans, advances and extensions of credit (a “Margin Loan”) by the undersigned or any of its direct or indirect subsidiaries or affiliates and any subsequent transfers of such shares of Common Stock pursuant to any foreclosures in accordance with the terms of the documentation governing any Margin Loan;
(b) exercise of the options, settlement of RSUs or other equity awards granted pursuant to plans described in this prospectus supplement, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph;
(c) the conversion of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into shares of our common stock or warrants to acquire shares of our common stock, provided that any common stock or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; and
(d) the establishment by lock-up parties of trading plans under Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of lock-up securities during the restricted period and (e) the sale of our common stock pursuant to the terms of the underwriting agreement; provided that:
(A)
in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii) above, such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the underwriter a lock-up agreement on substantially the same terms as the lock-up agreements referenced herein for the remainder of the restricted period;

(B)
in the case of any transfer, disposition or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) above, no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act or other public announcement shall be made voluntarily in connection with such transfer or distribution and if any filing under Section 16(a) of the Exchange Act, or other public filing (including Schedule 13 filings), report or announcement reporting a reduction in beneficial ownership of shares of our common stock in connection with such transfer or distribution shall be legally required during the restricted period, such filing, report or announcement shall clearly indicate the nature and conditions of such transfer; and

(C)	in the case of any transfer or disposition pursuant to clause (a)(xiii) each transferee or distributee shall execute and deliver to the underwriter a lock-up letter in the form referenced herein.
J.P. Morgan Securities LLC, in its sole discretion, may release the securities subject to any of the lock-up agreements described above, in whole or in part at any time.

Listing
Our common stock is listed on Nasdaq under the trading symbol “VRSN.”
Indemnification
We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.
Price Stabilization, Short Positions and Penalty Bids
In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriter of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriter’s option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriter may close out any covered short position either by exercising its option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriter will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriter may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriter creates a naked short position, it will purchase shares in the open market to cover the position.
The underwriter has advised us that, pursuant to Regulation M of the Securities Act, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the underwriter purchases common stock in the open market in stabilizing transactions or to cover short sales, the underwriter may repay the underwriting discount received by it.
These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, they may discontinue them at any time. The underwriter may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise.
Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Other Relationships
The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities)

and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriter and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Selling Restrictions
Canada
The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) or the accompanying prospectus contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one or more of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of shares in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the shares. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
United Kingdom
The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (“EUWA”); or (ii) a customer within the meaning of the provisions of the UK’s Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in

Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the shares in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the shares. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
In addition, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at: (i) in the UK, persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), and/or persons falling within Article 49(2)(a) to (d) of the Order; (ii) persons who are outside the UK; and (iii) any other persons to whom it may otherwise lawfully be distributed (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to, and will be engaged in only with, relevant persons.
Hong Kong
The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “CO”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.
Japan
The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Korea
The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The shares have not been listed on any of the securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.
Singapore
Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares or the offering has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares or the offering may be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, other than (a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) under Section 274 of the SFA, (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (c) pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) or Section 276(4)(i)(B), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; (3) by operation of law, (4) as specified in Section 276(7) of the SFA or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.
Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any shares. No shares have been offered or will be offered to the public in Switzerland, except that offers of shares may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
•	to any person which is a professional client as defined under the FinSA;
•	to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the underwriter for any such offer; or
•	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance;
provided that no such offer of shares shall require us or any investment bank to publish a prospectus pursuant to Article 35 FinSA.
The shares have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this document nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan
The shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the shares in Taiwan.

LEGAL MATTERS
The validity of the Common Stock offered by this prospectus supplement will be passed upon for us by Gibson, Dunn & Crutcher LLP. Certain legal matters in connection with this offering will be passed upon for the underwriter by Skadden, Arps, Slate, Meagher & Flom LLP.
EXPERTS
The consolidated financial statements of VeriSign, Inc. and subsidiaries, as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement with the SEC under the Securities Act that registers the offer and sale of the shares of our common stock covered by this prospectus supplement. The registration statement, including the attached exhibits, contains additional relevant information about us. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. Please note that the SEC’s website is included in this prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus supplement and should not be considered to be part of this prospectus supplement, except as described in the following paragraph.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus supplement and the accompanying prospectus, and information filed with the SEC subsequent to this prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•	our 2024 Form 10-K, filed on February 13, 2025;
•	our Q1 2025 Form 10-Q, filed on April 24, 2025 and our Q2 2025 Form 10-Q, filed on July 24, 2025;
•
the portions of the Definitive Proxy Statement on Schedule 14A for the annual meeting of stockholders on May 22, 2025, filed on April 11, 2025, that are incorporated by reference into Part III of our 2024 Form 10-K;

•
our Current Reports on Form 8-K (File No. 000-23593) filed on February 13, 2025, March 11, 2025 (two filed on this date), May 22, 2025, June 2, 2025, June 12, 2025, July 24, 2025 (Item 8.01 only) and our Amendment No. 1 filed on Form 8-K/A on April 25, 2025; and

•
the description of our common stock contained in our registration statement on Form 8-A, filed on January 6, 1998 (File No. 000-23593), pursuant to Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of our common stock included as Exhibit 4.05 to our 2024 Form 10-K.

We also incorporate by reference any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between, and including, the date of this prospectus supplement and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K (including related exhibits), which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement and the accompanying prospectus from the respective dates of filing of those documents.
We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).
You may request a copy of these documents by writing or telephoning us at:
VeriSign, Inc.
12061 Bluemont Way
Reston, Virginia 20190
Telephone: (703) 948-3200
Attn: Investor Relations

PROSPECTUS

VERISIGN, INC.
4,815,032 SHARES OF COMMON STOCK
This prospectus relates to the resale, from time to time, of up to 4,815,032 shares (the “shares”) of our common stock, $0.001 par value per share (the “common stock”), by certain affiliates of Berkshire Hathaway Inc. (collectively, the “selling stockholders”).
We are not offering for sale any shares of our common stock pursuant to this prospectus. We will receive no proceeds from any sale by the selling stockholders of the shares of our common stock covered by this prospectus.
The selling stockholders may offer and sell shares of our common stock through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The specific terms and conditions of any offering of the shares of common stock from time to time, to the extent they are not described in this prospectus or are different than those described in this prospectus, will be contained in one or more supplements to this prospectus, which will be provided when the selling stockholders make an offering of such shares. A supplement may also contain other important information concerning VeriSign, Inc. and the shares being offered or the offering. A supplement may also supplement, change or update information contained in this prospectus, and we may supplement, change or update any of the information contained in this prospectus by incorporating information by reference in this prospectus. You should read this prospectus, any accompanying prospectus supplement and any documents incorporated by reference into this prospectus carefully before you invest.
The selling stockholders will be responsible for any fees and commissions (including underwriting discounts and commissions), legal fees of any counsel engaged by the selling stockholders and transfer taxes applicable to the shares sold by the selling stockholders through this prospectus.
This prospectus does not necessarily mean that the selling stockholders will offer or sell those shares. The selling stockholders may from time to time offer and resell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus through underwriters or dealers, directly to purchasers or through broker-dealers or agents. See “Plan of Distribution.”
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the ticker symbol “VRSN.”
We and the selling stockholders have not authorized anyone to provide you with any information or to make any representation that is different from, or in addition to, the information contained in this prospectus or any prospectus supplement. We and the selling stockholders take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you or representations that others may make. The selling stockholders are not making an offer to sell or soliciting an offer to buy any shares of our common stock other than the shares of our common stock described in this prospectus and any applicable prospectus supplement. The selling stockholders are not making an offer to sell or soliciting an offer to buy any of these shares of our common stock in any state or jurisdiction where the offer is not permitted or in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
Investing in our common stock involves a high degree of risk. See “Risk Factors” contained in Page 3 herein, in any accompanying prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 28, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under the shelf registration statement, the selling stockholders may, from time to time, offer and resell up to 4,815,032 shares of our common stock in one or more offerings or resales.
This prospectus provides you with a general description of the shares of common stock the selling stockholders may offer. We may provide a prospectus supplement, which will be delivered with this prospectus, containing specific information about the terms of a particular offering by the selling stockholders.
In addition, any prospectus supplement may also add, update, or change the information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any information incorporated by reference herein, on the one hand, and the information contained in any applicable prospectus supplement or incorporated by reference therein, on the other hand, you should rely on the information in the applicable prospectus supplement or incorporated by reference therein. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation of Certain Documents by Reference.”
Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules, or regulations, we may instead include such information or add, update, or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules, or regulations.
Statements made in this prospectus, in any prospectus supplement, or in any document incorporated by reference in this prospectus or any prospectus supplement as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to the documents incorporated by reference. You may obtain copies of those documents as described below under “Where You Can Find More Information.”
Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, any accompanying prospectus supplement, or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.
We and the selling stockholders have not authorized anyone to provide you with any information or to make any representation that is different from, or in addition to, the information contained or incorporated by reference in this prospectus or any prospectus supplement. We and the selling stockholders take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you or representations that others may make. The selling stockholders are not making an offer to sell shares of our common stock in any jurisdiction where the offer or sale of such shares of our common stock is not permitted.
In this prospectus, “Verisign” (which includes VeriSign, Inc. and, unless the context otherwise requires, all of its subsidiaries) is at times referred to in the first person as “we,” “us,” or “our.” We also sometimes refer to Verisign as the “Company.”

ABOUT VERISIGN, INC.
We are a global provider of critical internet infrastructure and domain name registry services, enabling internet navigation for many of the world’s most recognized domain names. We help enable the security, stability, and resiliency of the Domain Name System and the internet by providing Root Zone Maintainer Services, operating two of the thirteen global internet root servers, and providing registration services and authoritative resolution for the .com and .net top-level domains, which support the majority of global e-commerce.
We were incorporated in Delaware on April 12, 1995. Our principal executive offices are located at 12061 Bluemont Way, Reston, Virginia 20190. Our telephone number at that address is (703) 948-3200.

RISK FACTORS
Investing in our common stock involves risk. We urge you to carefully consider the risk factors described in our filings with the SEC that are incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus used in connection with any offering of our common stock, as well as the information relating to us identified below under “Special Note Regarding Forward-Looking Statements,” before making an investment decision.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file reports and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at https://www.sec.gov. Unless specifically listed under “Incorporation of Certain Documents by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference into this prospectus and you should not consider that information a part of this prospectus.
We will also provide to you, at no cost, a copy of any document incorporated by reference in this prospectus and any applicable prospectus supplement and any exhibits specifically incorporated by reference into those documents. You may request copies of these filings from us by mail at the following address, or by telephone at the following telephone number:
VeriSign, Inc.
Investor Relations
12061 Bluemont Way
Reston, Virginia 20190
Telephone Number: (703) 948-3200
We make available free of charge on or through our Internet website, http://www.verisign.com, our reports and other information filed with or furnished to the SEC as referred to above and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not intended to be incorporated by reference into this prospectus and you should not consider that information a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We are incorporating by reference into this prospectus information we file with the SEC, which means we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in this prospectus or the information we file subsequently that is incorporated by reference into this prospectus or any prospectus supplement. Information that we later provide to the SEC, and that is deemed to be “filed” with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.
We are incorporating by reference the following documents that we have filed with the SEC:
•	our Annual Report on Form 10-K (File No. 000-23593) for the fiscal year ended December 31, 2024, filed on February 13, 2025;
•	our Quarterly Reports on Form 10-Q (File No. 000-23593) for the quarterly period ended March 31, 2025, filed on April 24, 2025 and for the quarterly period ended June 30, 2025, filed on July 24, 2025;
•
the portions of the Definitive Proxy Statement on Schedule 14A for the annual meeting of stockholders on May 22, 2025, filed on April 11, 2025, that are incorporated by reference into Part III of our Annual Report on Form 10-K (File No. 000-23593) for the fiscal year ended December 31, 2024;

•
our Current Reports on Form 8-K (File No. 000-23593) filed on February 13, 2025, March 11, 2025 (two filed on this date), May 22, 2025, June 2, 2025, June 12, 2025, July 24, 2025 (Item 8.01 only) and our Amendment No. 1 filed on Form 8-K/A on April 25, 2025; and

•
the description of our common stock contained in our registration statement on Form 8-A, filed on January 6, 1998 (File No. 000-23593), pursuant to Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of our common stock included as Exhibit 4.05 to our 2024 Form 10-K.

These documents contain important information about us, our financial condition and our results of operations.
All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of all offerings made pursuant to this prospectus and any applicable prospectus supplement also will be deemed to be incorporated herein by reference. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain matters contained or incorporated by reference in this prospectus and any applicable prospectus supplement include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties, including, among other things, statements regarding the Company’s dividend program and our expectations about the sufficiency of our existing cash, cash equivalents and marketable securities, and funds generated from operations, together with our borrowing capacity under the unsecured revolving credit facility. Forward-looking statements include, among others, those statements including the words “expects,” “anticipates,” “intends,” “believes” and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.
All statements, other than statements of historical facts, included in this prospectus that address activities, events, or developments that we expect, believe, or anticipate will exist or may occur in the future, are forward-looking statements. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, the following:
•	attempted security breaches, cyber-attacks, and Distributed Denial of Service attacks against our systems and services;
•	the introduction of undetected or unknown defects in our systems or services;
•	vulnerabilities in the global routing system;
•	system interruptions or system failures;
•	damage to our data centers or our data center systems or resolution systems;
•
risks arising from our operation of root servers and our performance of the Root Zone Maintainer functions under the Root Zone Maintainer Service Agreement with the Internet Corporation for Assigned Names and Numbers (“ICANN”);

•	any loss or modification of our right to operate the .com and .net generic top-level domains;
•	changes or challenges to the pricing provisions of the .com Registry Agreement;
•	new or existing governmental laws and regulations in the U.S. or other applicable non-U.S. jurisdictions;
•	new laws, regulations, directives or ICANN policies that require us to obtain and maintain personal information of registrants;
•	economic, legal and political risks associated with our international operations;
•	the impact of unfavorable tax rules and regulations;
•	risks from the adoption of ICANN’s consensus and temporary policies, technical standards and other processes;
•	the weakening of or changes to the multi-stakeholder form of internet governance;
•	the outcome of claims, lawsuits, audits or investigations;
•	lower economic growth;
•	our ability to compete in the highly competitive business environment in which we operate;
•	changes in internet practices and behavior and the adoption of substitute technologies, or the negative impact of wholesale price increases;
•	our ability to expand our services into developing and emerging economies;
•	our ability to maintain strong relationships with registrars and their resellers;

•	our ability to attract, retain and motivate our highly skilled employees;
•	our ability to pay dividends on our common stock in the future; and
•	our ability to protect and enforce our intellectual property rights.
In addition, factors that might cause or contribute to such differences include, but are not limited to, those discussed under the heading “Risk Factors” in this prospectus, in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025. See also “Incorporation of Certain Documents by Reference.” The Company undertakes no obligation to update publicly or revise any of the forward-looking statements after the date of this prospectus, whether as a result of new information, future events, or otherwise, except as required by law.
Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. In addition to causing our actual results to differ, the factors listed above and described in the documents incorporated by reference herein may cause our intentions to change from those statements of intention set forth or incorporated by reference in this prospectus and any applicable prospectus supplement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above and described in the documents incorporated by reference herein, that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include the risks set forth under the caption “Risk Factors” in this prospectus and in the documents incorporated by reference in this prospectus and any applicable prospectus supplement.

USE OF PROCEEDS
The selling stockholders will receive all of the net proceeds from the sale of the common stock offered by this prospectus. We will not receive any proceeds from the sale of the common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK
In this section, unless the context otherwise indicates, the words “Verisign,” the “Company,” “we,” “us,” and “our” refer only to VeriSign, Inc. and not any of its subsidiaries.
The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the provisions of our Restated Certificate of Incorporation (our “Certificate of Incorporation”) and our Bylaws, which are filed as Exhibit 4.1 and Exhibit 4.2 to the registration statement of which this prospectus forms a part. We urge you to read our Certificate of Incorporation and our By-Laws in their entirety.
We are authorized to issue (i) 1,000,000,000 shares of common stock, par value $0.001 per share, and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share. The shares of our common stock currently outstanding are fully paid and non-assessable. No shares of preferred stock are currently outstanding. As of July 25, 2025, there were 93,408,594 shares of common stock and no shares of preferred stock outstanding.
Voting Rights
The holders of our common stock are entitled to one vote per share on all matters submitted for action by our stockholders. Except as otherwise required by law, our Certificate of Incorporation or our Bylaws, matters submitted to a vote of stockholders (other than director elections) will be decided by the affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote on the matter.
Each of our directors is elected by the affirmative vote of the majority of the votes cast (as defined in our Bylaws) with respect to that director at any meeting for the election of directors at which a quorum is present, unless the number of nominees exceeds the number of directors to be elected, in which case the directors are elected by the vote of a plurality of the votes cast at such meeting. There is no provision for cumulative voting with regard to the election of directors.
Dividend and Liquidation Rights
Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as our board of directors from time to time may determine. Upon liquidation, dissolution or winding-up of Verisign, the assets legally available for distribution to stockholders would be distributed ratably among the holders of our common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors.
Other Rights
The holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities, and our common stock is not subject to any redemption or sinking fund provisions.
Anti-Takeover Provisions
Various provisions contained in our Certificate of Incorporation, our Bylaws and Delaware law could delay or discourage some transactions involving an actual or potential change in control of Verisign or our management and may limit the ability of our stockholders to remove current management or approve transactions that our stockholders may deem to be in their best interests. Provisions in our amended and restated Certificate of Incorporation and our Bylaws.
•	authorize our board of directors to establish one or more series of undesignated preferred stock, the terms of which can be determined by our board of directors at the time of issuance;
•	do not authorize cumulative voting;
•	authorize our board of directors, subject to certain exceptions, to alter, amend or repeal any bylaw;
•
provide that special meetings of our stockholders may be called only by the chairman of our board of directors, the president, our board of directors, or our secretary (acting as a representative of the stockholders) whenever a stockholder or group of stockholders owning at least 10% in the aggregate of the capital stock issued, outstanding and entitled to vote, and who held that amount in a net long position continuously for at least one year, so request in writing;
•	provide that our stockholders may take action only at a duly called meeting and not by written consent;
•	in connection with stockholder meetings, provide an advanced written notice procedure with respect to stockholder nomination for directors and bringing other business; and
•
provide that our directors may fill any vacancies on our board of directors, including newly created board seats resulting from an increase in the authorized number of directors and vacancies resulting from the death, resignation, or other cause.

In addition, we are subject to Section 203 of the Delaware General Corporation Law, which regulates, subject to some exceptions, acquisitions of publicly held Delaware corporations. In general, Section 203 prohibits us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person becomes an interested stockholder, unless:
•	our board of directors approved the business combination or the transaction in which the person became an interested stockholder prior to the date the person attained this status;
•
upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to the date the person became an interested stockholder, our board of directors approved the business combination and the stockholders other than the interested stockholder authorized the transaction at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding stock not owned by the interested stockholder.

Section 203 defines a “business combination” to include:
•	any merger or consolidation involving us and the interested stockholder;
•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of our assets;
•	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder;
•	any transaction involving us that has the effect of increasing the proportionate share of our stock owned by the interested stockholders; and
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.
In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.
Stock Exchange Listing
Our common stock trades on the NASDAQ Global Select Market under the symbol “VRSN.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company.

SELLING STOCKHOLDERS
We are registering the resale of 4,815,032 shares of common stock to permit the selling stockholders to resell such shares, as set forth in the table below, in the manner contemplated under the section titled “Plan of Distribution” in this prospectus. The shares covered by this prospectus may be offered from time to time by the selling stockholders.
The selling stockholders may sell some, all or none of their shares of common stock covered by this prospectus from time to time. We do not know how long the selling stockholders will hold their shares before selling them. The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of the shares on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. As a result, we cannot estimate the number of shares of common stock covered by this prospectus the selling stockholders will own in the future.
The table below sets forth the number of shares of our common stock that the selling stockholders may offer and sell pursuant to this prospectus, as well as the selling stockholders’ beneficial ownership of our common stock prior to and following its sale of shares covered by this prospectus (assuming all shares covered by this prospectus are sold).
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.
All information with respect to common stock ownership of the selling stockholders was furnished by the selling stockholders and is as of July 25, 2025, and is based on 93,408,594 shares of common stock outstanding as of July 25, 2025.

Name of Selling Stockholders	Number of Shares of Common Stock Beneficially Owned Prior to this Offering		Number of Shares of Common Stock Offered Hereby	Number of Shares of Common Stock Beneficially Owned After this Offering
	Number	Percentage		Number	Percentage
Affiliates of Berkshire Hathaway Inc.(1)	4,815,032	5.15%	4,815,032	0	0.00%

(1)
Reflects (i) 1,015,032 shares of common stock held of record by Berkshire Hathaway Consolidated Pension Plan Master Trust and (ii) 3,800,000 shares of common stock held of record by Burlington Northern Santa Fe, LLC Master Retirement Trust. Berkshire Hathaway Inc. directs the investments of Berkshire Hathaway Consolidated Pension Plan Master Trust and Burlington Northern Santa Fe, LLC Master Retirement Trust. The principal business address of Berkshire Hathaway Consolidated Pension Plan Master Trust is Berkshire Hathaway Consolidated Pension Plan Master Trust, c/o Berkshire Hathaway Inc., 3555 Farnam Street, Omaha, NE 68131. The principal business address of Burlington Northern Santa Fe, LLC Master Retirement Trust is BNSF Master Retirement Trust, c/o BNSF Railway, 2650 Lou Menk Drive, Fort Worth, TX 76131.

PLAN OF DISTRIBUTION
Resales by Selling Stockholders
We are registering the shares of common stock covered by this prospectus on behalf of the selling stockholders.
The selling stockholders may offer and sell the shares of common stock from time to time, either in increments or in a single transaction. The selling stockholders may also decide not to sell any or all the shares of common stock it is allowed to sell under this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders are not restricted as to the price or prices at which they may sell their shares of common stock. Sales of such shares may have an adverse effect on the market price of the common stock. Moreover, it is possible that a significant number of shares of common stock could be sold at the same time, which may have an adverse effect on the market price of the common stock.
The term “selling stockholders” also includes persons who obtain common stock from the selling stockholders as a gift, on foreclosure of a pledge, in a distribution or dividend of assets by an entity to its equity holders or partners, as an assignee, transferee or other successor-in-interest, or in another private transaction.
Types of Sale Transactions
The selling stockholders may sell the shares of common stock offered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, at fixed prices or at prices that may be subject to change. Sales of shares of our common stock by the selling stockholders may occur from time to time in one or more of the following types of transactions (which may involve crosses or block transactions):
•	through underwriters in a public offering;
•	through Nasdaq or any other securities exchange that quotes the common stock;
•	in the over-the-counter market;
•	in transactions other than on those exchanges or in the over-the-counter market (including negotiated transactions and other private transactions);
•	in short sales (sales of shares completed by delivery of borrowed stock) of the common stock, in transactions to cover short sales or otherwise in connection with short sales;
•	by pledge to secure debts and other obligations or on foreclosure of a pledge;
•	through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to the common stock;
•	in a combination of any of the above transactions; or
•	any other method permitted pursuant to applicable law.
The selling stockholders may enter into hedging transactions from time to time in which the selling stockholders may:
•
enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of common stock, in which case such broker-dealer or other person may use shares of common stock received from the selling stockholders to close out their short positions;

•	sell common stock short themselves and redeliver shares offered by this prospectus to close out their short positions or to close out stock loans incurred in connection with their short positions;
•
enter into option or other types of transactions that require the selling stockholders to deliver common stock to a broker-dealer or any other person, who will then resell or transfer the common stock under this prospectus; or

•
loan or pledge the common stock to a broker-dealer or any other person, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares under this prospectus.

The selling stockholders may use broker-dealers or other persons to sell their shares in transactions that may include one or more of the following:
•	a block trade in which a broker-dealer or other person may resell a portion of the block, as principal or agent, in order to facilitate the transaction;
•	purchases by a broker-dealer or other person, as principal, and resale by the broker-dealer or other person for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) may describe the terms of the offering of the securities, including, to the extent applicable:
•	the name or names of the underwriters, if any;
•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, the selling stockholders will receive from the sale;
•	any over-allotment options or other options under which underwriters may purchase additional securities from the selling stockholders;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.
Sales by the selling stockholders of the common stock offered by this prospectus may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. Only firms named in an applicable prospectus supplement will be underwriters, brokers or dealers, as applicable, for the shares of our common stock offered by such prospectus supplement. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling stockholders’ agent in the resale of the shares of common stock by the selling stockholders, or the securities firm may purchase shares of our common stock from the selling stockholders as principal and thereafter resell those shares from time to time. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. The securities firm may resell the securities through other securities dealers, and commissions or concessions to those other dealers may be allowed.
At any time a particular offer of the shares of our common stock covered by this prospectus is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any option under which underwriters may purchase additional shares of our common stock from the selling stockholders, any discounts, commissions, concessions and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of our common stock covered by this prospectus. Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the shares of our common stock may not be sold unless such shares have been registered or qualified for exemption from registration or qualification is available and is complied with.
The selling stockholders and any agent, broker or dealer that participates in sales of common stock offered by this prospectus may be deemed “underwriters” under the Securities Act, and any commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act.

Instead of selling shares of common stock under this prospectus, the selling stockholders may:
•	transfer their shares of common stock in other ways not involving a market maker or established trading markets, including directly by gift, distribution or other transfer;
•
sell their shares of common stock in compliance with the provisions of Rule 144 or Rule 145 under the Securities Act, if the transaction meets the requirements or Rule 144 or Rule 145, as applicable; or

•	sell their shares of common stock by any other legally available means.
In addition, the selling stockholders may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
Regulation M
We have informed the selling stockholders that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to its sales of common stock.
Any underwriters or agents that are qualified market makers on Nasdaq may engage in passive market making transactions in the common stock on Nasdaq in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of an offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Expenses of this Offering
Except as may be otherwise provided in an applicable prospectus supplement, we will incur certain expenses incurred in connection with the registration and sale of the shares of common stock covered by this prospectus, including, among other things, all registration and filing fees (including SEC, Nasdaq, the Financial Industry Regulatory Authority (“FINRA”) and blue sky registration and filing fees), printing expenses, expenses incurred in connection with promotional efforts or “roadshows”, and the fees and disbursements of our outside counsel and independent accountants. The selling stockholders will be responsible for any fees and commissions (including underwriting discounts and commissions), legal fees of any counsel engaged by the selling stockholders and transfer taxes applicable to the shares sold by the selling stockholders through this prospectus.
Indemnification
We may agree to indemnify in certain circumstances the selling stockholders against certain liabilities, including liabilities under the Securities Act. The selling stockholders may agree to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Gibson, Dunn & Crutcher LLP. Any agents or underwriters will be represented by their own legal counsel named in any applicable prospectus supplement.
EXPERTS
The consolidated financial statements of VeriSign, Inc. and subsidiaries, as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

4,300,000 Shares

VeriSign, Inc.
Common Stock
PROSPECTUS SUPPLEMENT
J.P. Morgan
    , 2025